UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 8, 2006

METROLOGIC INSTRUMENTS, INC.

(Exact name of Registrant as specified in its charter)

New Jersey	0-24172	22-1866172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Coles Road, Blackwood, New Jersey	08012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 228-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 8, 2006, an action, titled Gerber v. Knowles, et. al. was filed in the United States District Court for the District of Delaware against Metrologic Instruments, Inc. (the “Company”), all of the members of the Company’s Board of Directors, Francisco Partners, II, LP, FP-Metrologic, LLC, Meteor Holding Corporation, Meteor Merger Corporation, Elliott Associates, LP, and Elliott International, LP.

The Gerber complaint alleges that the defendants violated Rule 14a-9 of the Securities Exchange Act by omitting material facts in the preliminary proxy statement filed on October 5, 2006 as supplemented by the definitive proxy statement filed on November 29, 2006 and further alleges that certain of the defendants breached their fiduciary duties in entering into the merger and that other defendants aided and abetted the alleged breaches. Other than the claim for violation of Rule 14a-9, the complaint contains similar allegations to those in the complaints filed against the Company and certain other defendants in the Superior Court of New Jersey described in the Company’s Current Reports on Form 8-K filed on September 21, 2006, September 29, 2006 and November 8, 2006. The Gerber complaint seeks class certification and certain forms of equitable relief, including enjoining the consummation of the merger, or damages.

The plaintiff also filed a motion for a temporary restraining order, requesting the court to prohibit the defendants from soliciting proxies and shareholder support for the merger, to prohibit the defendants from distributing false and misleading information and to order the defendants to issue corrective disclosures.

The defendants believe that the allegations of the Gerber complaint are without merit and intend to vigorously contest the action. There can be no assurance, however, that the defendants will be successful in the defense of the action.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Metrologic Instruments, Inc. (Registrant)

December 14, 2006	By:	/s/ C. Harry Knowles
	Name:	C. Harry Knowles
	Title:	Chairman and Interim Chief Executive Officer

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